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                                                                    EXHIBIT 11.1

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
                                Earning per share
                   For the Three Month Periods Ended March 31,

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                                                                        1997                  1996
                                                                        ----                  ----
Primary - per APB -15,
   Interpretation 102

Dividends declared per weighted
  average share outstanding
  (24,520,075 shares)                                                  $0.64

Dividends declared per weighted
  average share outstanding
  (19,704,565 shares)                                                                         $0.66

Undistributed loss per share:
  ($1,770,390) divided by
   (24,520,075)                                                        (0.07)
                                                                ------------

($5,285,783) divided by
 19,704,565 shares                                                                            (0.27)
                                                                                       ------------

Income per share                                                       $0.57                  $0.39
                                                                ============           ============

Undistributed loss:
   Income available to common shareholders per
   statement of operations                                       $14,004,076             $7,665,911
Dividends declared                                               (15,774,466)           (12,951,694)
                                                                ------------           ------------
                                                                 ($1,770,390)           ($5,285,783)
                                                                ============           ============
Fully diluted:
Net Income available to common shareholders'                     $14,004,076              $7,665,911
Plus interest expense of convertible debentures                    1,165,000                      -
                                                                ------------           -------------
Net income as adjusted assuming conversion of
   convertible debentures                                        $15,169,076=$.57         $7,665,911=$0.39
                                                                ------------            ------------
Weighted Average Number of  Shares and equivalents                26,733,665              19,848,552
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